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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                               Amendment No. 1

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                               February 26, 1997
              --------------------------------------------------

               Date of Report (date of earliest event reported)

                         RATIONAL SOFTWARE CORPORATION
 ------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

          DELAWARE                     0-12167                   54-121709
 ------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                           2800 SAN TOMAS EXPRESSWAY
                           SANTA CLARA, CA  95051-0951
              --------------------------------------------------
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (408) 496-3600


                                Not Applicable
              --------------------------------------------------
         (Former name or former address, if changed since last report)


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
        The Registrant hereby amends Item 7 of its Current Report on Form 8-K filed February 27, 1997 in its entirety to read as follows:



ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

        The following financial statements and exhibits are filed as part of this report, where indicated.

     (a) Financial statements of business acquired, prepared pursuant to Rule 3.05 of Regulation S-X are incorporated herein by reference to Rational's Registration Statement on Form S-4 (File No. 333-19669) filed with the Securities and Exchange Commission on January 13, 1997, as amended on January 17, 1997.

     (b) Pro forma financial information required pursuant to Article 11 of Regulation S-X:

                The pro forma financial information for the fiscal years ended March 31, 1994, 1995 and 1996 were included in the Company's Registration Statement on Form S-4 (No. 333-19669) filed with the Securities and Exchange Commission on January 13, 1997 as amended on January 17, 1997. The pro forma information including in this filing on Form 8-K/A updates the six-month pro forma information for 1995 and 1996 with the nine month pro forma information for 1995 and 1996.

                The following unaudited pro forma condensed combined financial statements assume a business combination between Rational and SQA accounted for on a "pooling of interests" basis. The unaudited pro forma condensed combined financial statements are based upon the respective historical financial statements of Rational and SQA and should be read in conjunction with such historical financial statements and the notes thereto, which are incorporated by reference into this form 8-K/A. The unaudited pro forma condensed combined balance sheet combines Rational's December 31, 1996 unaudited condensed consolidated balance sheet with SQA's December 31, 1996 unaudited condensed consolidated balance sheet. The unaudited pro forma condensed combined statements of operations combine Rational's historical condensed consolidated statements of operations for the nine months ended December 31, 1995 and 1996 with the nine months ended September 30, 1995 and 1996 of SQA, respectively.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated as presented in the accompanying unaudited pro forma condensed combined financial information, nor is it necessarily indicative of future operating results or financial position.

        These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Rational and of SQA incorporated by reference herein.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                   REFLECTING RATIONAL SOFTWARE CORPORATION
                       AFTER GIVING EFFECT TO THE MERGER
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                 RATIONAL       SQA
                                                               DECEMBER 31,  DECEMBER 31,  PRO FORMA     PRO FORMA
                                                                   1996         1996      ADJUSTMENTS    COMBINED
                                                               ------------  -----------  -----------    ---------
ASSETS
Cash and cash equivalents..................................    $221,998      $41,073                    $263,071
Short-term investments.....................................       7,751            -                       7,751
Accounts receivable, net...................................      25,387        5,536                      30,923
Prepaid expenses and other assets..........................       1,971        1,218                       3,189
                                                               --------     --------                    --------
     Total current assets..................................     257,107       47,827                     304,934
Property and equipment, net................................       6,485        3,568                      10,053
Other assets, net..........................................       6,974          494                       7,468
                                                               --------     --------                    --------
Total assets...............................................    $270,566      $51,889                    $322,455
                                                               ========     ========                    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable...........................................    $  3,348      $ 1,025                    $  4,373
Accrued employee benefits..................................       8,602            -                       8,602
Other accrued expenses.....................................       6,288        2,763                       9,051
Accrued merger and restructuring expenses, current
 portion...................................................         720            -         7,200         7,920
Deferred revenue...........................................      11,177        2,966                      14,143
Current portion of long-term debt and lease obligations....           3           11                          14
                                                               --------     --------      --------      --------
     Total current liabilities.............................      30,138        6,765         7,200        44,103
Accrued rent...............................................         590            -                         590
Accrued merger and restructuring expenses, long-term.......         980            -                         980
                                                               --------     --------      --------      --------
     Total liabilities.....................................      31,708        6,765         7,200        45,673
Commitments and contingencies
Stockholders' equity:
      Common Stock.........................................         405           81           (11)          475
      Additional paid-in capital...........................     306,089       46,185            11       352,285
      Treasury stock.......................................      (1,340)           -             -        (1,340)
      Accumulated deficit..................................     (66,162)      (1,142)       (7,200)      (74,504)
      Cumulative translation adjustment....................        (134)           -             -          (134)
                                                               --------     --------      --------      --------
            Total stockholders' equity.....................     238,858       45,124        (7,200)      276,782
                                                               --------     --------      --------      --------
Total liabilities and stockholders' equity.................    $270,566      $51,889       $     -      $322,455
                                                               ========     ========      ========      ========



  See accompanying notes to unaudited pro forma condensed combined financial statements

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                   REFLECTING RATIONAL SOFTWARE CORPORATION
                       AFTER GIVING EFFECT TO THE MERGER
                   (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                NINE MONTH PRO FORMA
                                              ----------------------
                                                1995           1996
                                               -------       --------
Net product revenue.......................     $46,138        $67,332
Consulting and supporting revenue.........      27,951         37,752
                                              --------       --------
Total revenue.............................      74,089        105,084
Cost of product revenue...................       5,447          6,838
Cost of consulting and supporting revenue.      14,867         18,742
                                              --------       --------
Total cost of revenue.....................      20,314         25,580
                                              --------       --------
Gross margin..............................      53,775         79,504
    Research and development expenses.....      13,572         16,763
    Sales and marketing expenses..........      31,261         35,927
    General and administrative expenses...       8,762         12,225
    Charges for acquired in-process
     research and development.............       8,700         17,658
    Merger and restructuring costs........           -              -
                                              --------       --------
Total operating expenses..................      62,295         82,573
                                              --------       --------
Operating loss ...........................      (8,520)        (3,069)
Other income, net.........................       1,079          4,925
                                              --------       --------
Income (loss) before income taxes.........      (7,441)         1,856
Provision for income taxes................         512          2,726
                                              --------       --------
Net loss .................................      (7,953)          (870)
                                              ========       ========
Net loss per share .......................      $(0.23)        $(0.02)
                                              ========       ========
Equivalent Shares used in computing
 net income (loss) per share..............      35,021         43,224
                                              =========       =======

   See accompanying notes to unaudited pro forma condensed combined balance statements

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS

1. The pro forma condensed combined financial statements reflect the issuance of up to 7,000,000 shares of Rational Common Stock for all of the outstanding shares of SQA Common Stock in connection with the Merger based on an exchange rate of 0.86 shares of Rational Common Stock for each outstanding share of SQA Common Stock.

2. There were no material transactions between Rational and SQA during any period presented. In addition, it is currently expected that the impact of any conforming accounting policies will not be material.

3. The Combined Company expects to incur charges to operations estimated at approximately $7.2 million, primarily in the quarter in which the Merger is consummated, to reflect direct transaction fees and costs incident to the Merger. Integration costs of merging the companies are expected to include severance costs associated with any employee terminations, costs associated with conforming employee benefits plans, charges associated with the closure of duplicate facilities and asset writedowns related to duplicate business systems. This charge has been reflected in the pro forma condensed combined balance sheet as a reduction to retained earnings and an increase to accrued liabilities. The estimated charge is not reflected in the pro forma condensed combined statement of operations data.

4. For the three months ended December 31, 1996, SQA reported net income of $1.5 million ($0.17 per share) on total revenues of $7.4 million compared to net income of $0.6 million ($0.09 per share) on total revenues of $4.2 million for the comparable 1995 quarter.

(c) Exhibits

 + 2.1 Agreement and Plan of Reorganization dated November 12, 1996 by and among Rational Software Corporation, a Delaware corporation, Sunshine Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Rational Software Corporation, and SQA, Inc., a Delaware corporation is incorporated herein by reference to Rational's Registration Statement on Form S-4 (File No. 333-19669) filed with the Securities and Exchange Commission on January 13, 1997, as amended on January 17, 1997.

 +  2.2  Certificate of Merger merging Sunshine Acquisition Corp. with and into
         Target, dated February 26, 1997.

 + 99.1  Press Release dated February 26, 1997.
---------------------
 + Filed previously.

     Pursuant to this requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    RATIONAL SOFTWARE CORPORATION



May 9, 1997                      /s/ Robert T. Bond
                                    ------------------
                                    Robert T. Bond
                                    Senior Vice President, Chief Operating
                                    Officer, Chief Financial Officer, and
                                    Secretary

                                 EXHIBIT INDEX

Exhibit
No.                              Description
-------                          -----------

 + 2.1 Agreement and Plan of Reorganization dated November 12, 1996 by and among Rational Software Corporation, a Delaware corporation, Sunshine Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Rational Software Corporation, and SQA, Inc., a Delaware corporation is incorporated herein by reference to Rational's Registration Statement on Form S-4 (File No. 333-19669) filed with the Securities and Exchange Commission on January 13, 1997, as amended on January 17, 1997.

 +  2.2  Certificate of Merger merging Sunshine Acquisition Corp. with and into
         Target, dated February 26, 1997.

 + 99.1  Press Release dated February 26, 1997.
---------------------
 + Filed previously.